Exhibit a(2)

                            CASH RESERVES PORTFOLIO


                                  AMENDMENT TO
                              DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Cash Reserves Portfolio (the "Trust"), a trust organized under the laws of the State of New York, pursuant to the Trust's Declaration of Trust dated May 23, 1989, as amended and restated (the "Declaration"), do hereby amend Article III of the Declaration to provide that Section 3.11 of the Declaration shall not apply from and after January 1, 1999.


Elliott J. Berv                             Philip W. Coolidge
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ELLIOTT J. BERV                             PHILIP W. COOLIDGE
As Trustee and Not Individually             As Trustee and Not Individually


Riley C. Gilley                             Walter E. Robb
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RILEY C. GILLEY                             WALTER E. ROBB, III
As Trustee and Not Individually             As Trustee and Not Individually